Exhibit 99.1

ELDORADO TO COMBINE WITH CAESARS CREATING THE

LARGEST OWNER AND OPERATOR OF U.S. GAMING ASSETS

•	COMBINES ICONIC GLOBAL BRANDS AND INDUSTRY-LEADING LOYALTY PROGRAM WITH EXCEPTIONAL GUEST SERVICES AND OPERATIONAL EXCELLENCE

•	INCREASED SCALE AND GEOGRAPHIC DIVERSIFICATION ACROSS APPROXIMATELY 60 DOMESTIC GAMING PROPERTIES

•	IDENTIFIED SYNERGIES OF $500 MILLION WITH LONGER-TERM UPSIDE

•	$3.2 BILLION STRATEGIC TRANSACTION WITH VICI PROVIDES SIGNIFICANT PROCEEDS FROM LEASE MODIFICATIONS AND REAL ESTATE MONETIZATION

•	EXPECTED TO BE IMMEDIATELY ACCRETIVE TO FREE CASH FLOW

•	CONTINUED OWNERSHIP OF REAL ESTATE ACROSS BOTH PORTFOLIOS PRESERVES INHERENT VALUE

•	ELDORADO’S CHAIRMAN GARY CARANO, CEO TOM REEG, COO, CFO AND CLO WILL LEAD THE COMBINED COMPANY, WHICH WILL USE THE CAESARS NAME

•	COMPANY TO BE HEADQUARTERED IN RENO, NEVADA AND WILL RETAIN SIGNIFICANT CORPORATE PRESENCE IN LAS VEGAS

RENO and LAS VEGAS, Nev. June 24, 2019 – Eldorado Resorts, Inc. (NASDAQ: ERI) (“Eldorado,” “ERI,” or “the Company”) and Caesars Entertainment Corporation (NASDAQ: CZR) (“Caesars”) announced that they have entered into a definitive merger agreement to create the largest U.S. gaming company. The proposed transaction will combine two leading gaming companies with complementary national operating platforms, strong brands, strategic industry alliances, and a collective commitment to enhancing guest service and shareholder value. The combined company will provide its guests with access to approximately 60 domestic casino–resorts and gaming facilities across 16 states. The transaction is transformational for each company’s shareholders, employees and customers, combining Eldorado’s operational expertise with Caesars industry-leading loyalty program, regional network and Las Vegas assets.

Summary of Caesars Transaction

Eldorado will acquire all of the outstanding shares of Caesars for a total value of $12.75 per share, consisting of $8.40 per share in cash consideration and 0.0899 shares of Eldorado common stock for each Caesars share of common stock based on Eldorado’s 30-calendar day volume weighted average price per share as of May 23, 2019, reflecting total consideration of approximately $17.3 billion, comprised of $7.2 billion in cash, approximately 77 million Eldorado common shares and the assumption of Caesars outstanding net debt (excluding face value of the existing convertible note). Caesars shareholders will be offered a consideration election mechanism that is subject to proration pursuant to the definitive merger agreement. Giving effect to the transaction, Eldorado and Caesars shareholders will hold approximately 51% and 49% of the combined company’s outstanding shares, respectively.

Upon completion of the transaction the combined company will retain the Caesars name to capitalize on the value of the iconic global brand and its legacy of leadership in the global gaming industry. The new company will continue to trade on the Nasdaq Global Select Market.

Strategic Rationale of Caesars Combination

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Largest and Most Diversified Domestic Footprint and Scale: Unrivaled domestic footprint of approximately 60 owned, operated and managed casino–resorts across 16 states, creating nation’s preeminent diversified gaming and entertainment company

•

Best-in-Class Leadership: Eldorado’s proven decentralized operating model combined with its history of completing successful, value-building transactions through effective financial management to drive improved margins and create value for both shareholders and guests

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Iconic Brands and New Gaming Opportunities Will Enhance Customer Experience: Combines iconic global brands and industry-leading Caesars Rewards loyalty program with proven guest service focus to drive value across the expanded regional network, including access to attractive properties in Las Vegas and other gaming markets around the country

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Completion of Las Vegas Strip Room Remodels in 2021: Caesars Las Vegas asset portfolio has recently undergone $1.2 billion of enhancements and room remodels that positions the portfolio for improved operating performance in the near-term

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Significant Identified Synergies: Eldorado management has a demonstrated track record of successfully integrating acquired companies and achieving stated synergy targets and expects to achieve approximately $500 million of synergies in the first year following closing. Additionally, Eldorado sees long-term cost and revenue synergy upside opportunities

Summary of $3.2 Billion Strategic Transaction with VICI

VICI Properties, Inc. (NYSE: VICI) (“VICI”) and Eldorado have entered into a master transaction agreement in connection with the acquisition of the real estate of three assets and amendment of existing leases and right of first refusals. Furthermore, in connection with the transaction, the parties have agreed to the following:

•

VICI will acquire the real estate associated with Harrah’s Resort Atlantic City, Harrah’s Laughlin Hotel & Casino, and Harrah’s New Orleans Hotel & Casino for approximately $1.8 billion. The properties will be added to an existing master lease and will have an initial annual rent of approximately $154 million. The proceeds from this transaction represent a rent multiple of 11.75x;

•

An amendment to the terms of the existing CPLV and HLV single asset leases, following closing of the transaction, which will result in a combination of these existing leases into a new Las Vegas master lease and an increase in the annual rent payment on the Las Vegas master lease of $98.5 million, resulting in proceeds of approximately $1.4 billion. The proceeds represent a rent multiple of 14.25x;

•	A put/call option on Caesars Centaur assets at a 12.5x put rent multiple / 13.0x call rent multiple, exercisable between January 2022 and December 2024; and,

•	VICI granted right of first refusals for whole asset sale or sale-leaseback transactions on two Las Vegas Strip properties and Horseshoe Casino Baltimore

Optimized Lease Structure and Balance Sheet

•

Win-Win Transaction with VICI: Strategic transaction with VICI encompassing amendments to existing leases and acquisition of the real estate of three properties generates $3.2 billion of gross proceeds to immediately strengthen the combined company’s balance sheet, while providing growth for VICI

•	Attractive Financial Profile: Materially enhanced financial scale and flexibility with additional growth and stability driven by the world’s largest gaming customer database

•	Commitment to a Strong Balance Sheet: Transaction expected to be immediately accretive to free cash flow with significant cash flows from the combined company to be allocated to leverage reduction

Tom Reeg, Chief Executive Officer of Eldorado, commented, “Eldorado’s combination with Caesars will create the largest owner and operator of U.S. gaming assets and is a strategically, financially and operationally compelling opportunity that brings immediate and long-term value to stakeholders of both companies. Together, we will have an extremely powerful suite of iconic gaming and entertainment brands, as well as valuable strategic alliances with industry leaders in sports betting and online gaming. The combined entity will serve customers in essentially every major U.S. gaming market and will marry best-of-breed practices from both entities to ensure high levels of customer satisfaction and significant shareholder returns.

“As with our past transactions, we have a detailed plan for significant synergy realization. Relative to our prior acquisitions, the combination with Caesars presents attractive incremental revenue synergy opportunities as we plan to strengthen Caesars Rewards, the industry’s leading player loyalty and CMS database, and combine it with Eldorado’s to market to over 65 million rewards customers nationally. Additionally, the transaction bears benefits beyond the strategic merits of the combination with Caesars in isolation. Our agreement with VICI favorably positions both platforms by enhancing the value of our combined company’s assets and further solidifies the growth profile of VICI.

“Eldorado’s history of completing successful, value-enhancing transactions has focused on prioritizing operating discipline with the goal of delivering best-in-class gaming and entertainment experiences and amenities to customers, unlocking the long-term value of acquired companies and assets through effective financial management, and completing return-focused investments in our properties that elevate the guest experience as well as our competitive position and overall returns. We intend to allocate the significant free cash flow from the combined company to reduce leverage while investing to improve the customer experience across the platform. We could not be more excited about the future as we bring together two industry leaders that will generate significant opportunities for our employees, customers, partners and shareholders.”

Jim Hunt, Chairman of Caesars, said, “This announcement is the culmination of a thorough evaluation by the Caesars Board of Directors. The Board unanimously concluded that the combination of these two companies creating an even stronger entity is a decision for our shareholders’ consideration and vote for immediate and ongoing value.”

Tony Rodio, Chief Executive Officer of Caesars, added, “We believe this combination will build on the accomplishments and best-in-class operating practices of both companies. I’m familiar with Eldorado and its management team, having worked with them on a previous transaction, and I look forward to collaborating with them to bring our companies together. We are excited to integrate

Caesars Rewards with the combined portfolio. The incorporation of Caesars Rewards has produced strong results at the recently acquired Centaur properties. By joining forces, we believe the new Caesars will be well-positioned to compete in our dynamic industry.”

Ed Pitoniak, Chief Executive Officer of VICI, said, “VICI is honored and excited to be integrally involved with Eldorado in this transformative transaction. As a REIT, we seek to partner with operators who have the most powerful, valuable and enduring relationships with the end users of our real estate. Under Tom Reeg’s leadership and front-line focus, the combination of Eldorado and Caesars will yield the most compelling guest experiences and network effect in American gaming.”

Governance and Timing

•	The combined company’s Board of Directors will consist of 11 members, six of whom will come from Eldorado’s Board of Directors and five of whom will come from Caesars Board of Directors

•

The transactions have been unanimously approved by the Boards of Directors of Eldorado, Caesars and VICI. The Caesars transaction is subject to approval of the stockholders of Eldorado and Caesars, the approval of applicable gaming authorities, the expiration of the applicable Hart-Scott-Rodino waiting period and other customary closing conditions, and is expected to be consummated in the first half of 2020

Advisors

J.P. Morgan, Credit Suisse and Macquarie Capital are serving as financial advisors to Eldorado. Milbank LLP and Latham & Watkins LLP are serving as Eldorado’s legal counsel. PJT Partners LP is serving as financial advisor to Caesars. Skadden, Arps, Slate, Meagher & Flom LLP is serving as Caesars legal counsel.

Conference Call, Webcast, Investor Presentation

Eldorado will host a conference call today, June 24, at 8:15 a.m. ET to review the transaction and host a question and answer session. To access the conference call, interested parties may dial 201-493-6780 (domestic and international callers). Participants can also listen to a live webcast of the call from Eldorado’s website at ir.eldoradoresorts.com. During the conference call and webcast, management will review a presentation summarizing the proposed transaction which can be accessed at ir.eldoradoresorts.com. A webcast replay will be available for 90 days following the live event at ir.eldoradoresorts.com. Please call five minutes in advance to ensure that you are connected. Questions and answers will be taken only from participants on the conference call. For the webcast, please allow 15 minutes to register, download and install any necessary software.

Analyst/Investor Meeting

Eldorado CEO, Tom Reeg and CFO, Bret Yunker will host a live meeting and question and answer session with analysts and institutional investors Tuesday, June 25, 2019 at 8:00 a.m. ET in New York City. Participation in the meeting is by confirmed RSVP only and if you are interested in attending the meeting, please contact JCIR at 212-835-8500 for location and other details.

About Eldorado

Eldorado is a leading casino entertainment company that owns and operates twenty-six properties in twelve states, including Colorado, Florida, Illinois, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada, New Jersey, and Ohio. In aggregate, Eldorado’s properties feature approximately 23,000 slot machines and VLTs and approximately 650 table games, and over 12,000 hotel rooms. For more information, please visit

www.eldoradoresorts.com

About Caesars

Caesars is the world’s most geographically diversified casino-entertainment company. Since its beginning in Reno, Nevada, in 1937, Caesars has grown through development of new resorts, expansions and acquisitions, and now operates casinos on three continents. The company’s resorts operate primarily under the Harrah’s®, Caesars® and Horseshoe® brand names. Caesars also owns the London Clubs International family of casinos. Caesars currently owns and operates 34 casinos and resorts in Kentucky, Illinois, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada and New Jersey. Domestically, Caesars properties feature approximately 48,000 slot machines and VLTs and approximately 3,000 table games, and over 39,000 hotel rooms. The company is based in Las Vegas, Nevada. To learn more about Caesars, please visit

www.caesars.com

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In connection with the proposed transaction, Eldorado intends to file with the SEC a registration statement on Form S-4 (the “registration statement”) that will include a joint proxy statement of Eldorado and Caesars that also constitutes a prospectus of Eldorado and Caesars (the “joint proxy statement/prospectus”). Each of Eldorado and Caesars will provide the joint proxy statement/prospectus to their respective stockholders. Eldorado and Caesars also plan to file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document which Eldorado or Caesars may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain a copy of the joint proxy statement/prospectus (when it becomes available), the registration statement (when it becomes available) and other relevant documents filed by Eldorado and Caesars without charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to (1) Eldorado Resorts, Inc. by mail at 100 West Liberty Street, Suite 1150, Reno, Nevada 89501, Attention: Investor Relations, by telephone at (775) 328-0112 or by going to the Investor page on Eldorado’s corporate website at www.eldoradoresorts.com; or (2) Caesars Entertainment Corporation by mail at Caesars Palace, One Caesars Palace Drive, Las Vegas, Nevada 89109, Attention: Investor Relations, by telephone at (800) 319-0047, or by going to the Investors page on Caesars’ corporate website at investor.caesars.com.

Certain Information Regarding Participants

Eldorado, Caesars and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Eldorado and Caesars stockholders in respect of the proposed transaction under the rules of the SEC. You may obtain information regarding the names, affiliations and interests of Eldorado’s directors and executive officers in Eldorado’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 1, 2019, and its definitive proxy statement for its 2019 Annual Meeting, which was filed with the SEC on April 26, 2019.

Investors may obtain information regarding the names, affiliations and interests of Caesars’s directors and executive officers in Caesars’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 22, 2019, and its proxy statement for its 2019 Annual Meeting, which was filed with the SEC on May 15, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction if and when they become available. Investors should read the joint proxy statement/prospectus carefully and in its entirety when it becomes available before making any voting or investment decisions.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current expectations of Eldorado and Caesars and are subject to uncertainty and changes in circumstances. These forward-looking statements include, among others, statements regarding the expected synergies and benefits of a potential combination of Eldorado and Caesars, including the expected accretive effect of the proposed transaction on Eldorado’s results of operations; the anticipated benefits of geographic diversity that would result from the proposed transaction and the expected results of Caesars’ gaming properties; expectations about future business plans, prospective performance and opportunities; required regulatory approvals; the expected timing of the completion of the proposed transaction; and the anticipated financing of the proposed transaction. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should,” “will” or similar words intended to identify information that is not historical in nature. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. There is no assurance that the proposed transaction will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include: (a) risks related to the combination of Caesars and Eldorado and the integration of their respective businesses and assets; (b) the possibility that the proposed transaction with Caesars and the real estate transactions with VICI do not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; (c) the risk that the financing required to fund the proposed transaction is not obtained on the terms anticipated or at all; (d) potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; (e) potential litigation challenging the proposed transaction; (f) the possibility that the anticipated benefits of the proposed transaction, including cost savings and expected synergies, are not realized when expected or at all, including as a result of the impact of, or issues arising from, the integration of the two companies; (g) conditions imposed on the companies in order to obtain required regulatory approvals; (h) uncertainties in the global economy and credit markets and its potential impact on Eldorado’s ability to finance the proposed transaction; (i) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (j) diversion of management’s attention from ongoing business operations and opportunities; (k) the ability to retain certain key employees of Eldorado or Caesars; (l) risks associated with increased leverage from the proposed transaction; (m) changes in the value of Eldorado’s common stock between the date of the merger agreement and the closing of the proposed transaction; (n) competitive responses to the proposed transaction; (o) legislative, regulatory and economic developments; (p) uncertainties as to the timing of the consummation of the proposed transaction and the ability of each party to consummate the proposed transaction; and (q) additional factors discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Eldorado’s and Caesars’s respective most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements. The forward-looking statements in this document speak only as of date of this document. These factors are difficult to anticipate and are generally beyond the control of Eldorado and Caesars. Neither Eldorado nor Caesars undertakes any obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required to do so by law.

Contacts

For Eldorado Resorts, Inc.

Joseph N. Jaffoni, Richard Land, James Leahy

JCIR

212-835-8500

eri@jcir.com

For Caesars Entertainment Corporation

Media:

Stephen Cohen

Stephen.cohen@teneo.com

347-489-6602

Investors:

Joyce Arpin

Jthomas@caesars.com

702-880-4707